Exhibit 99.1

FOR IMMEDIATE RELEASE

March 28, 2007

Contacts:    Melanie J. Dressel, President and Chief Executive Officer

Columbia Banking System, Inc.

(253) 305-1911

Gary R. Schminkey, Executive Vice President

and Chief Financial Officer

Columbia Banking System, Inc.

(253) 305-1966

Roy T. Brooks, Chairman and Chief Executive Officer

Mountain Bank Holding Company

(360) 802 6308

Steve W. Moergeli, President

Mt. Rainier National Bank

360-802-6302

COLUMBIA BANKING SYSTEM EXPANDS TO ENUMCLAW PLATEAU BY ANNOUNCING MERGER WITH MOUNTAIN BANK HOLDING COMPANY

TACOMA, Washington and ENUMCLAW, Washington – Columbia Banking System, Inc. (NASDAQ “COLB”) (“Columbia”), the holding company for Columbia Bank and Bank of Astoria, and Mountain Bank Holding Company (OTCBB: “MNBH”) (“Mountain Bank”), the holding company for Mt. Rainier National Bank (a commercial bank with assets of $230 million at December 31, 2006) today announced the signing of a definitive agreement for the merger of Mountain Bank with and into Columbia in a cash-and-stock transaction valued at approximately $60 million (including value to option holders). Shareholders of Mountain Bank will receive $25.00 per share in a unit of stock and cash within certain parameters described in the merger agreement.

Columbia Banking System also announced today the signing of a definitive agreement to acquire Town Center Bancorp of Portland, Oregon, the holding company for Town Center Bank.

Upon completion of the two transactions, the combined total assets will approach $2.9 billion and 51 branches.

The boards of both Columbia and Mountain Bank have unanimously approved the transaction, which is subject to approval by Mountain Bank’s shareholders, as well as regulatory approvals and other customary conditions of closing. Upon closing of the transaction, which is anticipated to take place in the third quarter of 2007, Mt. Rainier National Bank will be merged into Columbia Bank and will do business as Mt. Rainier Bank.

Terms of the agreement call for Columbia to pay $25.00 per Mountain Bank share provided Columbia’s stock trades within a specified range. The $25.00 in value will consist of a unit of $11.25 in cash and $13.75 worth of Columbia shares for each Mountain Bank common share subject to adjustments depending upon Columbia’s stock price prior to closing. The transaction is expected to be accretive to Columbia’s earnings in 2008. Mountain Bank shareholders are expected to be generally entitled to tax-free treatment as to the portion of the consideration that is paid in Columbia shares.

Mt. Rainier National Bank was formed in 1990 to serve the banking needs of the Enumclaw community. Since then, Mt. Rainier has expanded into several adjacent King County communities and into two markets in Pierce County. As of December 31, 2006, Mountain Bank had approximately $229.9 million in total assets, $164.6 million in net loans, $204.3 million in deposits and $22.3 million in shareholders’ equity. In 2006, Mountain Bank earned $2.2 million in net income, or a 10.3% return on average equity and a 1.02% return on average assets. From 2002 to 2006, Mountain Bank grew assets and deposits at an approximately 13% compound annual growth rate, net loans grew by over 18% and net income grew by approximately 21%.

Roy Brooks, Chairman and Chief Executive Officer of Mountain Bank Holding Company, commented, “Our primary goal at Mountain Bank Holding Company is to increase the value of our shareholders’ investment. At this point we feel that joining forces with Columbia is the best possible step we can take to move forward with our founding goal. We welcome the opportunity to partner with the Columbia team, as we have known and followed their story for a long time. This transaction allows us to reward our shareholders who have been the foundation of our success since 1990.”

“We will benefit from the ability to offer our customers an expanded group of products and services as well as larger lending capabilities,” added Steve Moergeli, Chief Executive Officer of Mt. Rainier National Bank. “We believe that our cultures match very well, allowing our employees to continue with a company that is very similar to Mt. Rainier. Columbia’s community involvement and strong customer service matches our strong commitment to the communities and customers we serve in King and Pierce Counties.” Moergeli will remain as Mt. Rainier Bank’s President. Roy Brooks will remain with Mt. Rainier Bank and chair an Advisory Board made up of current Mountain Bank directors and a Columbia representative.

Melanie Dressel, President and Chief Executive Officer of Columbia Banking System added, “We are enthusiastic about the opportunity to combine with an organization like Mt. Rainier. Their approach to banking and customer service mirrors the way we do business, which is very important to us. We believe that the addition of Mt. Rainier will be a rewarding transaction for the combined shareholder base.”

Columbia was advised in the transaction by D.A. Davidson & Co., as financial advisor, and Miller Nash LLP, as legal counsel. Mountain Bank was advised by Sandler O’Neill & Partners, LP, as financial advisor, and Graham & Dunn PC, as legal counsel.

Conference Call

Columbia will host a conference call to discuss the acquisition tomorrow, on Thursday, March 29, 2007 at 1:30 p.m. PDT. Interested investors, analysts, media representatives and the public are invited to listen to this discussion by calling 1-866-404-2271; Conference ID code 4044023. An accompanying presentation will be available on Columbia Banking System’s website at www.columbiabank.com. To access, go to “The Latest Info” on the home page and click on “Conference Call Presentation.”

A conference call replay will be available from approximately 3:00 p.m. PDT on March 29 through midnight PDT on Thursday, April 5, 2007. The conference call replay can be accessed by dialing 1-800-642-1687 and entering Conference ID code 4044023.

About Columbia Banking System

Columbia Banking System, Inc. (Columbia) is a Tacoma-based bank holding company with $2.6 billion in assets. .Its wholly owned banking subsidiaries are Columbia Bank and Bank of Astoria. Columbia Bank is a Washington state-chartered full-service commercial bank with 35 banking offices in Pierce, King, Cowlitz, Kitsap and Thurston counties. Bank of Astoria, a federally insured commercial bank headquartered in Astoria, Oregon, operates four branches in Clatsop County:

Astoria, Warrenton, Seaside and Cannon Beach; and one branch in Manzanita in Tillamook County. More information about Columbia can be found on its website at www.columbiabank.com.

Columbia Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “expected,” “anticipate,” “continue,” or other comparable words. In addition, all statements other than statements of historical facts that address activities that Columbia expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the reports of Columbia, filed with the Securities and Exchange Commission (the “SEC”) particularly its Form 10-K for the fiscal year ended December 31, 2006, for a discussion of risks, uncertainties and other factors that may cause actual results to differ materially from those contemplated by the forward looking statements.

About Mountain Bank Holding Company

Mountain Bank Holding Company is a Washington corporation formed in 1993 primarily to hold all of the Common Stock of Mt. Rainier National Bank, a National Banking Association. Mt. Rainier Bank provides personal and commercial banking and related financial services at its main office located in Enumclaw, Washington, and from five branch offices located in Buckley, Black Diamond, Auburn, Maple Valley, and Sumner, Washington. Mt. Rainier Bank also provides loan services at a loan production office located in Federal Way, Washington. More information can be found at our web site www.mrnbank.com.

Mountain Bank Note Regarding Forward Looking Statements

In addition to historical information, this news release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). This statement is included for the express purpose of availing the Company of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained in this news release are subject to factors, risks, and uncertainties that may cause actual results to differ materially from those projected. Important factors that might cause such a material difference include, but are not limited to, those discussed in this section of the news release. In addition, the following items are among the factors that could cause actual results to differ materially from the forward looking statements in this news release: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition with community, regional, and national financial institutions; fluctuating interest rate environments; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of the statement. Mountain Bank Holding Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this news release. Readers should carefully review the risk factors described in this and other documents we file from time to time with the SEC.

Additional Information About the Transaction and Where to Find It

In connection with the proposed transaction, Columbia intends to file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Mountain Bank Holding Company that also constitutes a prospectus of Columbia. Mountain Bank will mail the proxy statement/prospectus to its shareholders. Shareholders of Mountain Bank and other interested parties are urged to read the proxy statement/prospectus when it becomes available and other relevant documents Columbia and Mountain Bank have filed or will file with the SEC at the SEC’s website at www.sec.gov because they contain important information. The proxy statement/prospectus (when it is available) and other documents may also be obtained free of charge by requesting them in writing from Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98402. Copies of the proxy statement/prospectus and documents filed by Mountain Bank with the SEC may also be obtained for free by contacting Sheila Brumley, Mountain Bank Holding Company, 501 Roosevelt Avenue, Enumclaw, Washington 98022.

Participants in the Solicitation

Mountain Bank, Columbia and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Mountain Bank shareholders in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Mountain Bank shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Columbia’s executive officers and directors in Columbia’s definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2007. You can find information about the interests of Mountain Bank’s executive officers and directors, including their beneficial ownership of Mountain Bank common stock, in Mountain Bank’s definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2006. You can also obtain free copies of these documents from Columbia or Mountain Bank using the contact information above.

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